SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) November 20, 2003

                          Hibbett Sporting Goods, Inc.
             (Exact Name Of Registrant As Specified In Its Charter)

                        Commission file number: 000-20969

         Delaware                                               63-1074067
         --------                                               ----------
        (State of                                            (I.R.S. Employer
     Incorportation)                                       Indentification No.)


                               451 Industrial Lane
                           Birmingham, Alabama 35211
                    (Address of Principal Executive Offices)

                                 (205) 942-4292
              (Registrant's telephone number, including area code)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         ( c )
                  Exhibits.

     This exhibit is furnished pursuant to Item 12 and shall not be deemed to be "filed".

Exhibit No.                          Description

99.1                                 Press Release Dated November 20, 2003


Item 12 - Results of Operations and Financial Condition

     Hibbett Sporting Goods, Inc. announced its financial results for the third fiscal quarter ended November 1, 2003, in a press release issued on November 20, 2003. A copy of the press release is attached hereto as Exhibit 99.1.

     The information in this Report, including the exhibit attached hereto, is furnished solely pursuant to Item 12 of this Form 8-K. Consequently, it is not deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     HIBBETT SPORTING GOODS, INC.

                                     By   /s/ Gary A. Smith
                                     ------------------------------------------
                                     Gary A. Smith
                                     Vice President and Chief Financial Officer

November 20, 2003



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                                  EXHIBIT INDEX


Exhibit

 99.1    Press Release dated November 20, 2003



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


                                                                   EXHIBIT 99.1

                    [Hibbett Sporting Goods, Inc. Letterhead]

                                                            Contact: Gary Smith
                                                        Chief Financial Officer
                                                                 (205) 942-4292

           HIBBETT REPORTS RECORD EARNINGS PER SHARE INCREASE OF 61.9%
                       -  Comparable Store Sales Up 6.9%
                       -  Raises Guidance for Fiscal 2004

     BIRMINGHAM, Ala. (November 20, 2003) - Hibbett Sporting Goods, Inc. (NASDAQ/NM: HIBB), a rapidly growing, full-line sporting goods retailer, today announced record results for the third quarter ended November 1, 2003.

     Net sales for the 13-week period ended November 1, 2003, increased 17.0% to $78.4 million compared with $67.0 million for the 13-week period ended November 2, 2002. Comparable store sales increased 6.9% in the third quarter of fiscal 2004. Net income for the third fiscal quarter increased 65.0% to $5.4 million compared with $3.3 million in the third fiscal quarter of last year. Earnings per diluted share increased 61.9% to $0.34 from $0.21 in the prior year.

     Net sales for the 39-week period ended November 1, 2003, increased 12.8% to $229.7 million compared with $203.7 million for the 39-week period ended November 2, 2002. Comparable store sales increased 4.2% in the first nine months of fiscal 2004. Net income for the first nine months of fiscal 2004 increased 36.9% to $13.9 million compared with $10.1 million in the first nine months of fiscal 2003. Diluted earnings per share increased 34.9% to $0.89 from $0.66 in the prior year.

     Hibbett opened 17 new stores and closed three stores during the third quarter, bringing the store base to 404 stores, and remains on schedule to open a total of approximately 55 to 60 new stores, net of store closings, in fiscal year 2004.

     The  per  share  results   reported   herein  reflect  the  effect  of  the
three-for-two stock split that was distributed on July 15, 2003, to stockholders of record on June 27, 2003.

     The Company also issued guidance for the fourth quarter ended January 31, 2004, of earnings per diluted share of approximately $0.33 to $0.35, with a comparable store sales increase in the range of 4% to 5%, bringing fiscal 2004 guidance to $1.22 to $1.24 per diluted share. The Company reported earnings of $0.28 (adjusted) per diluted share and a comparable store sales increase of 2.4% in the fourth quarter of fiscal 2003 and earnings of $0.96 per diluted share for fiscal 2003.


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

     Mickey Newsome, President and Chief Executive Officer, stated, "We demonstrated solid execution in all facets of our business during the third quarter. Each product category performed well with comparable sales up double digits in apparel, mid-single digits in footwear and positive in equipment. Apparel continues to benefit from licensed and performance active wear, while footwear continues to be driven by retro, classic and performance footwear. The equipment category showed significant improvement year over year as a result of improved buying and execution.

     "With more of our product offerings selling at regular price than a year ago, we continue to report what we believe are industry-leading operating margins among publicly held full-line sporting goods retailers. In two of three quarters this year, we posted an operating margin in excess of ten percent. We have long stated the benefits of being a small market and low-cost operator, and our results in the first nine months of fiscal 2004 prove it again. With strong sales trends throughout the third quarter and so far in the fourth quarter, we expect our continued focus on customer service and leveraging of inventory efficiencies to produce another successful quarter for Hibbett and our stockholders."

Investor Conference Call and Simulcast

     Hibbett Sporting Goods, Inc. will conduct a conference call at 10:00 am EST on November 21, 2003, to discuss the third quarter results. The number to call for this interactive teleconference is (913) 981-5522. A replay of the conference call will be available until August 28th, by dialing (719) 457-0820 and entering the passcode, 790227.

     The Company will also provide an online Web simulcast and rebroadcast of its fiscal 2004-third quarter conference call. The live broadcast of Hibbett's quarterly conference call will be available online at www.streetevents.com and www.fulldisclosure.com on November 21, 2003, beginning at 10:00 a.m. EST. The online replay will follow shortly after the call and continue through December 5, 2003.

     Hibbett Sporting Goods, Inc. is a rapidly growing operator of full-line sporting goods stores in small to mid-sized markets, predominantly in the southeastern United States. The Company's primary store format is Hibbett Sports, a 5,000-square-foot store located in enclosed malls and dominant strip centers.

     Certain matters discussed in this press release are subject to certain risks and uncertainties that could cause actual results to differ materially, including, but not limited to general and regional economic conditions, industry trends, merchandise trends, vendor relationships, customer demand, and competition. A complete description of these factors, as well as others which could affect the Company's business, is set forth in the Company's periodic filings, including its Form 10-K/A dated May 1, 2003. .


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


                                      HIBBETT SPORTING GOODS, INC. AND SUBSIDIARIES
                                            UNAUDITED STATEMENTS OF OPERATIONS
                                    (Dollars In Thousands, Except Per Share Amounts)

                                                              13 Weeks Ended               39 Weeks Ended
                                                         -------------------------    -------------------------
                                                         November 1,   November 2,    November 1,   November 2,
                                                            2003          2002           2003          2002
                                                         -----------   -----------    -----------   -----------
Net sales ...........................................     $  78,418     $  67,004      $ 229,742     $ 203,714
Cost of goods sold, including warehouse,
     distribution, and store occupancy costs ........        51,971        46,404        156,349       141,014
                                                          ---------     ---------      ---------     ---------
     Gross profit ...................................        26,447        20,600         73,393        62,700
Store operating, selling, and administrative expenses        16,194        13,715         46,251        41,452
Depreciation and amortization .......................         1,820         1,733          5,370         5,113
                                                          ---------     ---------      ---------     ---------
     Operating income ...............................         8,433         5,152         21,772        16,135
Interest (income) expense, net ......................           (33)           21            (75)          172
                                                          ---------     ---------      ---------     ---------
     Income before provision for income taxes .......         8,466         5,131         21,847        15,963
Provision for income taxes ..........................         3,090         1,873          7,974         5,827
                                                          ---------     ---------      ---------     ---------
     Net income .....................................     $   5,376     $   3,258      $  13,873     $  10,136
                                                          =========     =========      =========     =========
Net Income per common share:
     Basic earnings per share .......................     $    0.35     $    0.22      $    0.91     $    0.67
                                                          =========     =========      =========     =========
     Diluted earnings per share .....................     $    0.34     $    0.21      $    0.89     $    0.66
                                                          =========     =========      =========     =========
Weighted average shares outstanding:
     Basic ..........................................        15,397        15,084         15,299        15,035
                                                          =========     =========      =========     =========
     Diluted ........................................        15,793        15,307         15,652        15,337
                                                          =========     =========      =========     =========





                                 Unaudited Condensed Balance Sheet
                                           (In Thousands)


                                                     -----------   -----------   -----------
                                                     November 1,   November 2,   February 1,
                                                        2003          2002          2003
                                                     -----------   -----------   -----------
Assets
Cash and cash equivalents .........................    $ 25,875      $    288      $ 12,016
Accounts receivable, net ..........................       3,494         2,956         3,371
Inventories .......................................     102,033        99,917        86,246
Prepaid expenses and other ........................       4,305         4,370         1,558
                                                       --------      --------      --------
     Total current assets .........................     135,707       107,531       103,191
Property and equipment, net .......................      25,621        25,724        26,205
Other assets ......................................         280         1,205           184
                                                       --------      --------      --------
     Total assets .................................    $161,608      $134,460      $129,580
                                                       ========      ========      ========
Liabilities and Stockholders' Investment
Accounts payable ..................................    $ 38,443      $ 32,788      $ 24,869
Accrued expenses ..................................       7,281         7,147         7,361
                                                       --------      --------      --------
     Total current liabilities ....................      45,724        39,935        32,230
Long-term debt ....................................        --           2,126          --
Stockholders' investment ..........................     115,884        92,399        97,350
                                                       --------      --------      --------
     Total liabilities and stockholders' investment    $161,608      $134,460      $129,580
                                                       ========      ========      ========


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